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                                 EXHIBIT 1.1(c)

                                                                  EXECUTION COPY


                         TOYOTA MOTOR CREDIT CORPORATION
                           19001 South Western Avenue
                           Torrance, California  90501


                                   March 9, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower, 23rd Floor
World Financial Center
New York, New York  10281-1323

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10154

LEHMAN BROTHERS
Lehman Brothers Inc.
3 World Financial Center
New York, New York  10281-1200

          Re:  Amendment No. 2 to Distribution
               Agreement dated October 17, 1991
               --------------------------------

Dear Sirs:

     Reference is hereby made to the Distribution Agreement, dated October 17, 1991 (the "Distribution Agreement"), as amended by Amendment No. 1 thereto ("Amendment No. 1") dated September 1, 1992, each among Toyota Motor Credit Corporation, a California corporation (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers Inc. (formerly "Shearson Lehman Brothers Inc., and including its affiliate Lehman Special Securities Inc.) as Agents with respect to the issue and sale by the Company of its Medium-Term Notes described therein. The Distribution Agreement, as amended by


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Amendment No. 1 and this Amendment No. 2, herein collectively, the "Program
Agreement." Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

     1. ADDITIONAL AGENTS. The Company hereby appoints each of Goldman, Sachs & Co. ("Goldman Sachs") and J.P. Morgan Securities Inc. ("J.P. Morgan") as Agents pursuant to the terms and conditions of the Program Agreement, and Goldman Sachs and J.P. Morgan hereby accept their respective appointments pursuant to such terms and conditions. Such newly appointed Agents are in addition to Merrill Lynch and Lehman Brothers.

     2. ADDITIONAL AUTHORIZED NOTES. Pursuant to the second introductory paragraph of the Distribution Agreement, the Company hereby delivers to each of you an original copy of the Officers' Certificate delivered to the Trustee on the date hereof pursuant to Section 301 of the Indenture authorizing the issuance of $4,000,000,000 aggregate principal amount of Notes, in addition to $90,520,000 aggregate principal amount of Notes previously authorized for issuance but remaining unissued as of the date hereof; provided that, in calculating the aggregate principal amount of Notes authorized, with respect to Notes issued at a discount to face, the initial offering price shall be used, and with respect to Notes issued at a premium to face, the face amount of such Notes shall be used.

     3. OPINIONS OF COUNSEL. Notwithstanding the terms of Section 5(a) of the Distribution Agreement, the opinion specified in clauses (i) through (viii) and clause (ix) (insofar as it relates to information in the Prospectus under the captions "Description of Notes", and "Description of Securities") and clause (x) of Section 5(a)(1) and the statement specified in Section 5(a)(4) required to be delivered by O'Melveny & Myers, shall instead be delivered by William A. Plourde, Jr., Esq., General Counsel of the Company, or such other counsel as shall be acceptable to the Agents, at such times and to such parties as shall be specified in the Distribution Agreement.

          The opinions specified in clause (ix) (insofar as it relates to information in the Prospectus under the caption "United States taxation") of
Section 5(a) and in Section 5(a)(2) of the Distribution Agreement shall continue to be delivered by O'Melveny & Myers and William A. Plourde, Jr., Esq., respectively, and the opinion specified in Section 5(a)(3) and the statement specified in 5(a)(4), shall continue to be delivered by Brown & Wood, or such other counsel as shall be acceptable to the Agents, at such times and to such parties as shall be specified in the Distribution Agreement.

     Your signature below will signify your acknowledgement as of the date hereof of the Company's appointment of you as Agents with respect to the above referenced $4,090,520,000 aggregate


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principal amount of Notes (calculated as aforesaid) pursuant to the terms and conditions of the Program Agreement.

     This Amendment No. 2 to the Distribution Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.


                                         Very truly yours,

                                         TOYOTA MOTOR CREDIT CORPORATION



                                         By: /s/ Wolfgang Jahn
                                             ______________________________
                                             Name: Wolfgang Jahn
                                             Title: Group Vice President

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: /s/ Scott G. Primrose
    _________________________________
    Name: Scott G. Primrose
          Authorized Signatory



         /s/ Goldman, Sachs & Co.
    .................................
          GOLDMAN, SACHS & CO.


J.P. MORGAN SECURITIES INC.



By: /s/ John Kaplan
    _________________________________
    Name: John Kaplan
    Title: Vice President


LEHMAN BROTHERS INC.



By: /s/ Herbert McDade
    _________________________________
    Name: Herbert McDade
    Title: Managing Director


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